UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2010

GRANITE CONSTRUCTION INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-12911	77-0239383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
585 West Beach Street Watsonville, California 95076
(Address of principal executive offices) (Zip Code)

(831) 724-1011
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Appointment of Principal Officer; Departure of Principal Officer

On May 25, 2010, Granite Construction Incorporated (the “Company”) announced that Senior Vice President and Chief Financial Officer (CFO) LeAnne M. Stewart is leaving the Company to pursue other opportunities.  The Company also announced that Vice President and Corporate Controller Laurel J. Krzeminski has been appointed interim CFO. The transition is effective June 1, 2010.  The Company will begin a search for a new CFO immediately. Candidates both inside and outside the Company are being considered.

Ms. Krzeminski, age 55, joined the Company in July 2008 as Vice President and Corporate Controller.  Her responsibilities include corporate accounting, financial reporting, tax reporting and compliance, financial controls, and compliance with Sarbanes-Oxley and Securities and Exchange Commission rules.  Prior to joining the Company, Ms. Krzeminski was with The Gillette Company which was acquired by The Procter & Gamble Company in 2005.  During her 14 years at Gillette, she served in various capacities including Finance Director Duracell and Braun North America, Project Director for the global implementation of Sarbanes-Oxley, Director Corporate Financial Reporting, Director of the Worldwide Invoicing Center, and Controller for two subsidiary businesses.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits. The following exhibit is attached hereto and filed herewith:

Exhibit Number	Exhibit Title

99.1	Press Release Dated May 25, 2010, Announcing the Appointment of Laurel J. Krzeminski as interim CFO and the departure of LeAnne M. Stewart.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

Date:	May 25, 2010	By:	/s/ Michael Futch
Michael Futch
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Document

99.1	Press Release Dated May 25, 2010, Announcing the Appointment of Laurel J. Krzeminski as interim CFO and the departure of LeAnne M. Stewart.

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